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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   November 9, 1999
                                                    ----------------



                          BOSTON LIFE SCIENCES, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)


            Delaware                 0-6533              87-0277826
   -------------------------------   ---------   ---------------------------
   (State or other jurisdiction of  (Commission       (I.R.S. Employer
    incorporation or organization)    File No.)      Identification No.)

   137 Newbury Street
   8th Floor
   Boston, Massachusetts                         02116
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(Address of principal executive offices)        Zip Code


Registrant's telephone number, including area code  (617)  425-0200
                                                    ---------------
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Item 5.  Other Events.
         -------------

On November 9, 1999, the Company announced that its scientists at Children's Hospital, Boston, reported in the Proceedings of the National Academy of Sciences (PNAS) that a growth-promoting molecule known as Inosine stimulated axon collateral growth to an extent never previously shown in an animal model that has many features in common with spinal cord injury in humans.

In this model, one side of the corticospinal tract in rats was severed as it courses through the brainstem. Inosine was then infused directly into the motor cortex of the brain, the site of origin for those axons descending into the non-injured side of the corticospinal tract. After 14 days of treatment, newly grown axon branches were traced by injecting a dye into the treated nerve cells in the cortex. Animals were then sacrificed and the spinal cord examined for histologic evidence of new axon growth.

Almost all of the treated animals showed signs of extensive collateral sprouting of axons from the uninjured to the injured side of the corticospinal tract reaching below the level of the hemi-transection. These new axonal branches then continued to descend down the injured side of the corticospinal tract, effectively replacing severed axons with new ones. These axons were found to enter the gray matter of the spinal cord in a normal fashion. The number of collateral (new) axons ranged up to 2500 per treated animal, compared to 28-170 axons seen in control animals. This is the first time that such extensive collateral growth in the corticospinal tract has been reported.

The Company stated that this is the first published study demonstrating that the corticospinal tract can be extensively reconstituted following experimental injury. Since corticospinal tract regeneration is an absolute prerequisite for obtaining functional recovery after spinal injury in humans, the Company believes that these published results demonstrate that it is in the forefront in the search for potentially important therapeutic agents for spinal cord injury. The Company believes that these compounds have the potential to treat other acute and chronic degenerative CNS disorders, such as stroke, Parkinson's Disease, and Alzheimer's. The Company hopes to bring one or more of these molecules into clinical testing late next year.

On November 17, 1999, the Company announced that Dr. Larry Benowitz, Director of the Laboratory for Neuroscience Research in Neurosurgery at Children's Hospital, Harvard Medical School, has been awarded a grant from the Christopher Reeve Paralysis Foundation to support his research in axonal regeneration in the spinal cord. This financial assistance is in addition to the ongoing funding from the Company.

Item 7.  Exhibits.
         ---------

The following Exhibits are filed as part of this report on Form 8-K:

         99.1 Press Release, dated November 9, 1999.
         99.2 Press Release, dated November 17, 1999.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                           BOSTON LIFE SCIENCES, INC.


Dated:  November 19, 1999                  By: /s/ Joseph Hernon
                                               -----------------
                                                   Joseph Hernon
                                                   Chief Financial Officer

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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

 Exhibit No.                                                Pages
-------------                                              -------
    99.1     Press Release, dated November 9, 1999           4 - 5
    99.2     Press Release, dated November 17, 1999            6

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